Exhibit 4.32.10

ACCESSION DEED TO THE PLEDGE OF SHARES IN CEMEX ESPAÑA, S.A. EXECUTED BY THE ENTITIES “THE BANK OF NEW YORK MELLON” and “CEMEX ESPAÑA, S.A.”

NUMBER FOUR HUNDRED AND THIRTY-SIX

This Deed made at Madrid, my place of residence, on twenty-eighth March two thousand and twelve.

Before me, Mr RAFAEL MONJO CARRIO, a Notary of Madrid and of the Madrid Association,

APPEAR

Ms MARTA GARCÍA LÓPEZ, a Spanish citizen, of full age, domiciled for the purposes hereof at the Calle José Abascal, 45 in Madrid, holding valid Spanish Identity Document number 02634855-K,

Mr JUAN PELEGRI Y GIRON, of full age, domiciled for the purposes hereof at Calle Hernández de Tejada, number l, Madrid, holding valid Spanish Identity Document number 01489996-X, and

Mr ANTONIO IVÁN SÁNCHEZ UGARTE, of full age, a Spanish citizen, married, with a business address for the purposes hereof at Calle Hernández de Tejada, number l, Madrid, holding valid Spanish Identity Document number 30,636,063-V.

THEY ARE ACTING:

The first party, for and on behalf of THE BANK OF NEW YORK MELLON (hereinafter, the “Bank”), incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America, in turn acting on behalf and for the benefit of (i) the holders of USD-denominated senior secured notes (hereinafter Senior Secured Notes) issued by Cemex España, S.A. (“Cemex España”) through its Luxembourg branch, the amount ultimately subscribed for and paid up being USD seven hundred and three million eight hundred and sixty-one thousand (703,861,000) accruing interest at a rate of 9,875% per annum and due in 2019, notwithstanding the early redemption events provided for in the terms and conditions of the Notes Issue (as this term is defined hereinafter), and (ii) the holders of Euro-denominated senior secured notes (hereinafter Senior Secured Notes) issued by Cemex España, through its Luxembourg branch, the amount ultimately subscribed for and paid up being EUR one hundred and seventy-nine million two hundred and nineteen thousand (179,219,000), accruing interest at a rate of 9,875% per annum and due in 2019, notwithstanding the early redemption events provided for in the terms and conditions of the Notes Issue (as this term is defined hereinafter). The issue of the USD-denominated senior secured notes and of the Euro-denominated senior secured notes was perfected in a public deed executed by Cemex España, through its Luxembourg branch, before me on twenty-ninth February two thousand and twelve, my document number 311, and entered in the Companies Register of Madrid on sixth March two thousand and twelve under entry number 258, subsequently supplemented with a deed amending the aforementioned issue of senior secured notes also executed before me on fourteenth March two thousand and twelve, my document number 378, and entered in the Companies Register of Madrid on twenty-sixth March two thousand and twelve under entry number 261. For its part, the actual issue of the USD-denominated senior secured notes and of the Euro-denominate senior secured notes was implemented in a notes issue indenture, (hereinafter the Indenture), governed by the laws of the State of New York (United States of America) and signed on twenty-eighth March two thousand and twelve, inter alia, by CEMEX España, S.A., Luxembourg Branch, a branch of Cemex España organised under the law of Luxembourg, as issuer, and The Bank of New York Mellon, as trustee (hereinafter, together with any subsequent amendment to or novation thereof, the “Notes Issue”) and by the issuer’s signature of the relevant certificates representing the above-mentioned notes using the standard forms attached to the Indenture.

He is using a power of attorney which he represents is in force conferred on him in a deed executed before New York Notary Public Mr Danny Lee on twenty-eighth March two thousand and twelve, the original of which was duly authenticated with the Apostille provided for in The Hague Convention of 5th October 1961 and I, the Notary, will attach by means of a certification herein when it is delivered to me.

The second and third parties, for and on behalf of CEMEX ESPAÑA, S.A., a company governed by the laws of Spain (formerly Compañía Valenciana de Cementos Portland, S.A.), with registered office at Calle Hernández de Tejada, number 1, Madrid, whose objects are, inter alia, to manufacture, sell, import and export cement and other building materials and prospect for and operate mines, with the exception of minerals of national strategic interest, produce, manufacture, market, pump and sell pre mixed concrete, mortar, dry mortar, prefabricated concrete products, lime, plaster, ash and slag and any other product directly or indirectly related to building and public works materials, etc.

It was incorporated with perpetual existence in a deed authorised by former Valencia Notary Mr Juan Bautista Roch Contelles on 30th April 1917, adapted to the laws now in force in a deed authorised by Valencia Notary Mr Antonio Soto Bisquert on 13th July 1990; the incorporation was ENTERED in the Companies Register of Valencia at volume 122, Companies book 28, public limited companies section 3, sheet 354, entry 1; the adaptation is entered in the aforementioned Register, at volume 2854, book 10, general section, folio sheet-V2533, entry 165; the company’s articles of association were also consolidated in another public instrument authorised by Madrid Notary Mr Antonio Francés y de Mateo on 12th August 1993, document number 6796, which was taken to entry 200.

The company moved to the aforementioned current registered office as provided for in a deed authorised by Valencia Notary Mr Antonio Soto Bisquert on 29th June 1995, his document number 1489, and this was entered in the Companies Register of Madrid, at volumes 9743 and 9744, Companies Book section 8, folios 1 and 166, sheet number M-156542, entries 1 and 2.

Its name was changed to its current name by means of a resolution adopted by the Company’s General Shareholders’ Meeting held on twenty-fourth June two thousand and two, publicly recorded by the undersigned notary on the same day, my document number 662, taken to entry 122 of the registration sheet.

The company has VAT Registration number: A46004214.

They are using the powers which they represent are in force severally conferred on them by resolutions adopted by the Board of Directors of Cemex España at meetings held on twenty-seventh February and thirteenth March two thousand and twelve, publicly recorded in deeds executed before me on twenty-ninth February and fourteenth March two thousand and twelve, respectively documents numbers 311 and 378, which I the Notary am acquainted with and have included in my records.

In my view, the appearing parties, acting for their aforementioned principals, have full legal capacity and a lawful interest as required to execute this ACCESSION DEED TO THE PLEDGE AGREEMENT OF SHARES IN CEMEX ESPAÑA, S.A. and, therefore, using their aforementioned powers, and for all statutory purposes,

WHEREAS

I. In accordance with an agreement executed in a document certified by me on 29th September 2009, entered under number 4599 in Section A of my Book of Records (hereinafter, the “Pledge Agreement”), CEMEX, S.A.B. de C.V., New Sunward Holding B.V. and Sunward Acquisitions N.V. (the latter was merged into New Sunward Holding B.V. on 23rd October 2009) established a number of security interests consisting of pledges (hereinafter, the “Pledges”) in and to the shares in the company CEMEX España, S.A. owned thereby.

II. In accordance with an agreement executed in a document certified by me on 23rd December 2010, entered under number 5768 in Section A of my Book of Records (hereinafter, the “Extended Pledge Agreement”), New Sunward Holding B.V. (i) established new equally-ranked Pledges in and to nine hundred and five (905) shares in CEMEX España, S.A. purchased from a minority shareholder, and (ii) extended the Pledges to 426,585,515 new shares in CEMEX España, S.A. issued in a capital increase resolved by the General Meeting and perfected in a deed authorised on 19th November 2010 by me, my document number 2419. Hereinafter, any references to the Pledges shall be deemed to be references to the Pledges, as amended following the extension to the new shares in CEMEX España, S.A. resulting from the capital increase, to the shares purchased from the minority shareholder and to the new equally-ranked Pledges established under the aforementioned Extended Pledge Agreement.

III. Given that the conditions of the international financial markets allow CEMEX group to issue notes, inter alia, to reduce its indebtedness to the financial creditors that are parties to the Creditors Agreement (as the latter is defined in the Pledge Agreement), CEMEX, S.A.B. de C.V. asked those financial creditors for a number of changes to the Creditors Agreement for the purpose of increasing CEMEX group’s flexibility to issue notes and apply the proceeds of such issues. Such changes were approved by the aforesaid financial creditors, and on 1st December 2009 an agreement was signed amending but not terminating the Creditors Agreement. Following such changes, it was noted that the CEMEX group creditors under notes issues such as the Notes Issue shall be considered additional notes creditors (hereinafter, Additional Notes Creditors) and, therefore, secured parties (hereinafter, Secured Parties) on the terms laid down in the Creditors Agreement, in the Pledge Agreement and in the Extended Pledge Agreement, and may benefit from the Pledges by adhering to the Pledge Agreement and the Extended Pledge Agreement as provided for respectively in Clauses 16 and 10 thereof.

IV. In accordance with the provisions of Clause 16 of the Pledge Agreement and Clause 10 of the Extended Pledge Agreement, and with the provisions of the Extended Pledge Agreement, the Secured Parties in whose benefit the Collateral Agent acted, which include the Bank, as trustee of the note holders of the Notes Issue, may adhere to the Pledge Agreement and to the Extended Pledge Agreement and ratify their contents, accepting the Pledges established in their favour as security for the relevant Secured Obligations, by going before Madrid Notary Mr Rafael Monjo Carrió.

Those accessions will be carried out by signing the relevant accession deed or document, and all of that may be done without a new consent being required of the pledgors or the pledgees because that consent was given in advance in the Creditors Agreement (as amended, among other dates, on 1st December 2009 and 25th October 2010), in the actual Pledge Agreement and in the Extended Pledge Agreement.

V. The Bank expressly represents that the accession referred to in the Articles of this Deed is perfected merely as an instrument enforcing the rights conferred on the Bank in the Pledge Agreement and in the Extended Pledge Agreement, which provide for such accession, in order for the payment obligations under the Notes Issue to be secured with a security interest consisting of a first ranking pledge in and to the Shares (as defined in the Pledge Agreement), the New Shares and the Purchased Shares (as defined in the Extended Pledge Agreement) concurrently with the remaining Pledges.

VI. Now therefore, the Bank wishes to execute this Accession Deed (hereinafter, the “Deed”) in conformity with the following

ARTICLES

ONE.- ACCESSION TO THE PLEDGE AGREEMENT AND TO THE EXTENDED PLEDGE AGREEMENT.

The Bank hereby adheres to, ratifies and approves all the terms of the Pledge Agreement and the Extended Pledge Agreement, declaring that it is acquainted with the full contents thereof, and therefore that such accession shall be fully valid and effective at law and accepting that the payment obligations arising from the Notes Issue dated twenty-eighth March two thousand and twelve shall be secured with a security interest consisting of a first ranking pledge in and to the Shares (as defined in the Pledge Agreement), the New Shares and the Purchased Shares (as defined in the Extended Pledge Agreement), concurrently with the remaining Pledges.

The Bank REQUESTS that I, the Notary, NOTIFY this accession to WILMINGTON TRUST (LONDON) LIMITED, domiciled for the purposes hereof at 6 Broad Street Place, London EC2M 7JH (attention Elaine K. Lockhart), as Collateral Agent and I, the Notary, accept such request.

CEMEX España, S.A. appears herein for the purpose of acknowledging this accession.

TWO.- GOVERNING LAW AND JURISDICTION.

2.1 This Deed is subject to general Spanish law.

2.2 The Parties expressly submit to the jurisdiction and authority of the Courts and Tribunals of the capital city of Madrid for any and all matters arising in connection with the validity, construction, performance and enforcement of this Deed.

DATA PROCESSING.- The appearing parties accept that their details and a copy of the identity documents shall be included in the Notary’s filing systems for the purpose of discharging the duties of a practising notary and communicate data as provided for in the Public Administrations Act and, as the case may be, to the Notary taking over from the undersigned Notary in due course. They may exercise their rights of access, correction, erasure and objection at the authorising Notary’s Office.

Thus they have stated and declared.

And I, the Notary, HEREBY CERTIFY:

a.- That I have identified the appearing parties by means of their identity documents, referred to in the recitals, which have been shown to me.

b.- That the appearing parties have capacity and have a lawful interest, in my view, for the purposes hereof.

c.- That this deed conforms to the law and to the appearing parties’ free and duly informed intention.

d.- That this public instrument was read out to the signatories, who were first advised of their right to do so on their own, which they have used, and that they confirm that they have become duly acquainted with the full contents hereof, which they consent to, all in accordance with article 193 of the Notarial Regulations.

e.- I, the Notary, certify that this public instrument has been written up on nine series AS sheets of notarial paper, numbers 6791642 and the following eight in correlative order. Followed by the appearing parties’ signatures.- Initialled: RAFAEL MONJO CARRIÓ.- Stamped.- The Notary’s Seal.-

CERTIFICATION.- This is to certify that on twenty-ninth March two thousand and twelve I left with Post Office branch 2825494, E.O. MINISTRY OF PUBLIC ADMINISTRATIONS, for Recorded delivery and confirmation of receipt the document for service of the foregoing certificate, and that the officer in charge of the service has provided me with the slip showing shipment number RR26804043 1ES.

And I certify all of the above and that this certification is written up after the originating deed on the last series AS sheet of exclusive paper for notarial purposes number 6791650. Madrid, twenty-ninth March two thousand and twelve.-

Initialled.- RAFAEL MONJO CARRIÓ.- Stamped.- The Notary’s Seal.

CERTIFICATION.- I, the Notary, issue this certification to certify that I have on today’s date, second April two thousand and twelve, been provided with a copy of the power of attorney executed by THE BANK OF NEW YORK MELLON before New York Notary Public Mr Danny Lee on twenty-eighth March two thousand and twelve, duly authenticated with The Hague Apostille, and I, the Notary, consider that the bank’s representative is duly empowered to perfect the deed subject hereof. A copy of that power has been attached hereto as an integral part hereof.

And with nothing further to record, I, the Notary, do certify that I have issued these presents on this single sheet of notarial paper. Initialled.- RAFAEL MONJO CARRIÓ.- Stamped.- The Notary’s seal.-